Exhibit 23.3

Add:杭州市西湖区杭大路黄龙世纪广场C区11层
Tel：0571-87901648
Fax：0571-87901646
www.celg.cn

Date: December 27, 2021

To: Dragon Victory International Limited

Room 1803, Yintai International Building, Kejiguan Road

Binjiang District, Hangzhou, Zhejiang Province

The People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of “PRC counsel” in the Registration Statement on Form F-3 (File No. 333- ) of Dragon Victory International Limited (the “Company”), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 27, 2021 under the U.S. Securities Act of 1933, as amended. We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tao Feng
Tao Feng
Attorney at Law
Capital Equity Legal Group